EXHIBIT 99.6

CONSENT OF PROPOSED DIRECTOR

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named in this Registration Statement on Form S-4 (the “Registration Statement”) of Ballston Spa Bancorp, Inc., and any amendments thereto, as a person who will become a director on the Board of Directors of Ballston Spa Bancorp, Inc. in connection with the merger of NBC Bancorp, Inc. and Ballston Spa Bancorp, Inc., and consents to the filing of this consent as an exhibit to the Registration Statement.

/s/ Carl Florio
January 16, 2026	Carl Florio